                                                                      EXHIBIT 11

                        COMPUTATION OF PER SHARE EARNINGS

                      LANNETT COMPANY, INC AND SUBSIDIARIES

                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS

                                                        THREE MONTHS ENDED MARCH 31
                                              2004            2004           2003             2003
                                          ------------     ----------     ------------     ----------
                                           Net Income       Shares         Net Income        Shares
Basic earnings per share factors          $  3,198,398     20,058,753     $  3,255,633     19,985,031

Effect of potentially dilutive
option plans and debentures:

Employee stock options                                        207,080                         132,764
                                          ------------     ----------     ------------     ----------
Diluted earnings per share factors        $  3,198,398     20,265,833     $  3,255,633     20,117,795
                                          ============     ==========     ============     ==========

Basic earnings per share                  $       0.16                    $       0.16

Diluted earnings per share                $       0.16                    $       0.16

Options to purchase 7,775 shares, 10,001 shares, 42,125 shares, 280,203 shares, 33,125 shares, 7,500 shares and 171,000 shares of common stock at $0.75 per share, $2.30 per share, $4.63 per share, $7.97 per share, $11.27 per share, $18.72 per share and $17.36 per share respectively, were outstanding at March 31, 2004. Of these options, 373,229 shares were included in the calculation of outstanding shares for the purpose of calculating diluted earnings per share. Options to purchase 15,900 shares, 10,001 shares, 50,625 shares, 292,755 shares, and 40,815 shares, of common stock at $0.75 per share, $2.30 per share, $4.63 per share, $7.97 per share and $11.27 per share respectively, were outstanding at March 31, 2003. Of these options, 369,281 shares were included in the calculation of outstanding shares for the purpose of calculating diluted earnings per share.

NOTE: ALL SHARE AMOUNTS HAVE BEEN RESTATED TO REFLECT A 3 FOR 2 STOCK SPLIT, EFFECTIVE FEBRUARY 14, 2003.

                      LANNETT COMPANY, INC AND SUBSIDIARIES

                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS

                                                        NINE MONTHS ENDED MARCH 31
                                            2004              2004            2003            2003
                                          ------------     ----------     ------------     ----------
                                           Net Income        Shares        Net Income        Shares
Basic earnings per share factors          $ 10,455,330     20,049,647     $  8,570,198     19,948,870

Effect of potentially dilutive option
plans and debentures:

Employee stock options                                        213,499                         132,764
                                          ------------     ----------     ------------     ----------
Diluted earnings per share factors        $ 10,455,330     20,263,146     $  8,570,198     20,081,634
                                          ============     ==========     ============     ==========

Basic earnings per share                  $       0.52                    $       0.43

Diluted earnings per share                $       0.52                    $       0.43

Options to purchase 7,775 shares, 10,001 shares, 42,125 shares, 280,203 shares and 33,125 shares, 7,500 shares and 171,000 shares of common stock at $0.75 per share, $2.30 per share, $4.63 per share, $7.97 per share, $11.27 per share, $18.72 per share and $17.36 per share respectively, were outstanding at March 31, 2004. Of these options, 544,229 shares were included in the calculation of outstanding shares for the purpose of calculating diluted earnings per share. Options to purchase 15,900 shares, 10,001 shares, 50,625 shares, 292,755 shares, and 40,815 shares, of common stock at $0.75 per share, $2.30 per share, $4.63 per share, $7.97 per share, $11.27 per share respectively, were outstanding at March 31, 2003. Of these options, 369,281 shares were included in the calculation of outstanding shares for the purpose of calculating diluted earnings per share.

NOTE: ALL SHARE AMOUNTS HAVE BEEN RESTATED TO REFLECT A 3 FOR 2 STOCK SPLIT, EFFECTIVE FEBRUARY 14, 2003.

                                       46